Exhibit 10.43

TO:	JOHN BARBOUR

FROM:	DEBORAH DERBY

DATE:	FEBRUARY 7, 2005

SUBJECT:	RELOCATION EXPENSES

I followed up with John Eyler and the Compensation and Organizational Development Committee of the Board of Directors regarding the verbal commitments you indicated had been made to you by Mike Goldstein at the time of your hire regarding reimbursement for various relocation expenses. Based on those discussions, I have memorialized below the Company’s agreement to reimburse you for various relocation expenses associated with purchasing a primary residence within commuting distance of the Company’s headquarters:

•	All “one time charges” associated with the closing on your home will be eligible for reimbursement, as provided for under the Company’s current relocation policy. Such charges include related attorney fees, inspections, title fees, transfer fees, and tax stamps. To the extent these expenses are incurred and reimbursed, these payments will also be “grossed up” for tax purposes. (Currently, for someone at your level, we use a 35% tax rate for purposes of calculating the Federal tax “gross up” and the applicable state tax rate for the state in which you purchase your home.)

•	Mortgage interest, pmi, and real estate escrow taxes are not considered “one time charges” and are not eligible for reimbursement.

•	You will be covered for up to 2 points, if such a fee is required by a lending institution. However, points that are used to “buy down” a mortgage rate are NOT eligible for reimbursement, either under current policy or the relocation policy in effect when you were hired. (Points are not eligible for “gross up”, as they are deductible on your income taxes.)

•	The Company will arrange and pay for the move of your household goods in New York into the new primary residence you purchase in the area.

In order for any of these expenses to be eligible for reimbursement by the Company, a contract for the purchase of a primary residence must be signed no later than December 31, 2006 and you must be actively employed with the Company at the time you are requesting reimbursement for these relocation expenses.

Should you have any questions concerning this, please do not hesitate to call me.

Cc:	John Eyler